UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date Of Report (Date Of Earliest Event Reported) October 25, 2022
  AUTONATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13107	73-1105145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 SW 1st Ave
Fort Lauderdale, Florida 33301
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code (954) 769-6000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	AN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously announced, Christopher Cade, Senior Vice President and Chief Accounting Officer of AutoNation, Inc. (the “Company”), provided notice to the Company that he has elected to retire from the Company, effective as of January 2, 2023. On October 25, 2022, the Company appointed Kimberly Dees to succeed Mr. Cade. Ms. Dees will serve as the Company’s Senior Vice President and Chief Accounting Officer, and as the Company’s principal accounting officer, in each case effective as of January 2, 2023.
Ms. Dees, age 44, has served as our Corporate Controller since June 2015. Prior to that appointment, she served as our Assistant Corporate Controller from July 2012 until June 2015, and has held various accounting leadership roles since she joined the Company in 2006. Ms. Dees is a certified public accountant. Prior to joining the Company, Ms. Dees worked for Ernst & Young for five years in their assurance practice.
As the Company’s Senior Vice President and Chief Accounting Officer, Ms. Dees will receive an annual base salary of $360,000, and her target annual incentive award commencing in 2023 will be 50% of her annual base salary. In addition, her annual target long-term incentive opportunity under the Company’s long-term incentive program will be $400,000 measured by grant date value, commencing in 2023. Ms. Dees will be subject to the AutoNation, Inc. Policy Regarding Recoupment of Certain Incentive Compensation, effective as of January 2, 2023.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC.

Date:	October 28, 2022	By:	/s/ C. Coleman Edmunds
C. Coleman Edmunds
Executive Vice President, General Counsel and Corporate Secretary